LOAN AND SECURITY AGREEMENT



                          Dated as of December 10, 1998



                                     between



                                   ACCOM, INC.


                                   as Borrower

                                       and


                         LASALLE BUSINESS CREDIT, INC.,

                                    as Lender



                                   $7,500,000

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page

1. DEFINITIONS.................................................................1
    (a)General Definitions.....................................................1
    (b)Accounting Terms and Definitions.......................................10

2. REVOLVING LOANS............................................................11

3. [INTENTIONALLY OMITTED.]...................................................12

4. LETTERS OF CREDIT..........................................................12

5. INTEREST, FEES AND CHARGES.................................................13
    (a)Rates of Interest......................................................13
    (b)Computation of Interest and Fees.......................................13
    (c)Maximum Interest.......................................................13
    (d)Letter of Credit Fees..................................................13
    (e)Facility Fee...........................................................13
    (f)Unused Line Fee........................................................14
    (g)Examination Fees.......................................................14
    (h)Capital Adequacy Charge................................................14

6. LOAN ADMINISTRATION........................................................14
    (a)Loan Requests..........................................................14
    (b)Disbursement...........................................................15

7. GRANT OF SECURITY INTEREST TO LASALLE......................................15

8. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN....16

9. POSSESSION OF COLLATERAL AND RELATED MATTERS...............................16

10. COLLECTIONS...............................................................16

11. SCHEDULES AND REPORTS.....................................................18

12. TERMINATION...............................................................19

13. REPRESENTATIONS AND WARRANTIES............................................19

14. COVENANTS.................................................................23

15. CONDITIONS PRECEDENT......................................................31

16. DEFAULT...................................................................34

17. REMEDIES UPON AN EVENT OF DEFAULT.........................................35

18. INDEMNIFICATION...........................................................35

19. NOTICES...................................................................36

20. CHOICE OF GOVERNING LAW AND CONSTRUCTION..................................36

21. FORUM SELECTION AND SERVICE OF PROCESS....................................36

22. MODIFICATION AND BENEFIT OF AGREEMENT.....................................37

23. HEADINGS OF SUBDIVISIONS..................................................37

24. POWER OF ATTORNEY.........................................................37

25. WAIVER OF JURY TRIAL; OTHER WAIVERS.......................................37

26. ADVERTISING...............................................................38

27. BORROWER'S ACKNOWLEDGMENT.................................................39

                             EXHIBITS AND SCHEDULES

EXHIBIT A CONCENTRATION LIMITS
EXHIBIT B BUSINESS AND COLLATERAL LOCATIONS
EXHIBIT C PERMITTED LIENS
EXHIBIT D FORM OF OFFICER'S CERTIFICATE
EXHIBIT E REPORTING REQUIREMENTS

SCHEDULE 13(i)    LITIGATION
SCHEDULE 13(q)    INDEBTEDNESS
SCHEDULE 13(s)    PARENTS, SUBSIDIARIES AND DIVISIONS
SCHEDULE 15(a)    CLOSING AGENDA

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT ("Agreement") is made as of this 10th day of December, 1998, by and between LASALLE BUSINESS CREDIT, INC., a Delaware corporation ("LaSalle"), with its principal office at 135 South LaSalle Street, Chicago, Illinois 60603, and ACCOM, INC., a Delaware corporation ("Borrower"), with its principal office at 1490 O'Brien Drive, Menlo Park, California 94025.

                                   WITNESSETH:

         WHEREAS, from time to time Borrower may request LaSalle to make loans and advances to and extend certain credit accommodations to Borrower, and the parties wish to provide for the terms and conditions upon which such loans, advances and credit accommodations will be made.

         NOW, THEREFORE, in consideration of any loans, advances and credit accommodations (including any loans by renewal or extension) hereafter made to Borrower by LaSalle, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:

1.       DEFINITIONS.

         (a) General Definitions.

         "A/R Advance Rate" means, at any time, the percentage set forth below opposite the applicable average Dilution of Borrower's Accounts for the six months preceding the time of such determination:

             Dilution                           A/R Advance Rate
             --------                           ----------------

             0-5%                                    85%
             5.1-6%                                  83%
             6.1-7%                                  81%
             7.1-8%                                  79%
             8.1-9%                                  77%
             9.1-10%                                 75%
             More than 10%                           Rate determined by LaSalle
                                                     in the exercise of its sole
                                                     credit judgment

         "Account," "Account Debtor," "Chattel Paper," "Deposit Accounts," "Documents," "Equipment," "General Intangibles," "Goods," "Instruments," "Inventory," and "Investment Property" shall have the respective meanings assigned to such terms, as of the date of this Agreement, in the Oregon Uniform Commercial Code.

         "Affiliate" shall mean any Person directly or indirectly controlling, controlled by or under common control with Borrower.

         "Appraisal"   shall  mean  the  net  liquidation   value  appraisal  of
Borrower's inventory to be performed by Emerald Technology Valuation at Borrower's expense as provided in paragraph 14(t) below.

         "Asset Purchase Agreement" shall mean the Asset Purchase Agreement dated December 10, 1998 among Borrower, Scitex Digital Video, Inc. ("Scitex"), Scitex Digital Video (Europe) Ltd., Scitex Digital Video (Asia Pacific), Inc., Scitex Development Corp. and Scitex Corporation Ltd.

         "Borrowing Base" shall have the meaning specified in paragraph 2(b)(i) hereof.

         "Business Day" shall mean any day other than a Saturday, Sunday, or such other day as banks in Chicago, Illinois or Portland, Oregon are authorized or required to be closed for business.

         "Capital Expenditures" shall mean, with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrower during such period that are required by GAAP to be included in or reflected by the property, plant or equipment or similar fixed asset accounts in the balance sheet of Borrower.

         "Cash Flow" shall mean net income before tax, plus depreciation and amortization, minus tax payments, plus tax refunds received , less Capital Expenditures (unless financed by Persons other than LaSalle in compliance with the provisions of this Agreement), less Other Capitalized Expenses, less all scheduled principal payments made on indebtedness (excluding, however, payments made under this Agreement and prepayments permitted under the Subordination Agreement between LaSalle and Scitex Digital Video, Inc.).

         "Change of Control" shall mean if the current shareholders of Borrower shall cease, directly or indirectly, of record or beneficially, to own or control in the aggregate at least sixty percent (60%) of the voting shares of Borrower free and clear of all liens and security interests.

         "Closing Agenda" shall have the meaning specified in paragraph 15(a)(i) hereof.

         "Closing Date" shall mean the date first stated above.

         "Collateral" shall mean all of the personal property of Borrower described in paragraph 7 hereof, and all other real or personal property of any Obligor or any other Person now or hereafter pledged to LaSalle to secure, either directly or indirectly, repayment of any of the Liabilities.

         "Debt Service Coverage Ratio" shall mean, with respect to any period, the ratio of (i) net income before taxes for such period (excluding any pre-tax gains on the sale of assets other than the sale of Inventory in the ordinary course of business and excluding other pre-tax extraordinary gains), minus any income taxes as paid during such period, plus any income tax refunds received, plus depreciation and amortization deducted in determining net income for such period, minus Capital Expenditures for such period not financed, minus Other Capitalized Expenses for such period and minus any cash dividends paid or accrued and cash withdrawals paid or accrued to shareholders or other Affiliates for such period which were not calculated in determining pre-tax net income, to (ii) current principal maturities of long term debt and capitalized leases paid or scheduled to be paid during such period, plus any prepayments on indebtedness owed to any Person (except trade payables, revolving loans and prepayments allowed on subordinated indebtedness pursuant to paragraph 14(u) below) and paid during such period.

         "Default" shall mean any event, condition or default which with the giving of notice, the lapse of time, or both, would be an Event of Default.

         "Dilution" shall mean, with respect to any period, the percentage obtained by dividing: (a) the sum of non-cash credits against Accounts of Borrower for such period, plus pending or probable, but not yet applied, non-cash credits against Accounts of Borrower for such period, as determined by LaSalle, by (b) gross invoiced sales of Borrower for such period.

         "EBITDA" shall mean, with respect to any period, net income before taxes for such period (excluding any before-tax gains on the sale of assets other than the sale of inventory in the ordinary course of business and excluding other pre-tax extraordinary gains) plus interest expense, plus depreciation and amortization for such period, less Other Capitalized Expenses.

         "Eligible Account" shall mean an Account owing to Borrower which is acceptable to LaSalle in its sole discretion for lending purposes. LaSalle shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

                  (i) it is genuine and in all respects is what it purports to be;

                  (ii) it is owned by Borrower and Borrower has the right to subject it to a security interest in favor of LaSalle;

                  (iii) it arises from (A) the performance of services by Borrower and such services have been fully performed and have been acknowledged and accepted by the Account Debtor thereunder; or (B) the sale of Goods by Borrower, and such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to and accepted by the Account Debtor, such Account Debtor has not refused to accept and has not returned or offered to return any of the Goods, and has not refused to accept any of the services which are the subject of such Account, and Borrower has possession of, or has delivered to LaSalle at LaSalle's request, shipping and delivery receipts evidencing delivery of such Goods;

                  (iv) it is evidenced by an invoice rendered to the Account Debtor thereunder, is due and payable within thirty (30) days after the stated invoice date thereof and does not remain unpaid more than ninety
         (90) days past the invoice date thereof; provided, however, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid for more than ninety (90) days past the respective invoice dates thereof, then all Accounts owing to Borrower by that Account Debtor shall be deemed ineligible;

                  (v) it is not subject to any prior assignment, claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

                  (vi) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

                  (vii) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

                  (viii) the Account Debtor thereunder is not a director, officer, employee or agent of Borrower, or a Subsidiary, Parent or Affiliate of Borrower;

                  (ix) it is not an Account with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to LaSalle pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended, or Borrower then has in effect in accordance with paragraph 10 hereof a lockbox satisfactory in all respects to LaSalle;

                  (x) it is not an Account with respect to which the Account Debtor is located in a state which requires Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state, or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) Borrower has taken one of the actions described in clauses (A) or (B), (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by Borrower at its election, or (z) Borrower has proven, to LaSalle's satisfaction, that it is exempt from any such requirements under any such state's laws;

                  (xi) it is an Account which arises out of a sale made in the ordinary course of Borrower's business;

                  (xii) after December 31, 1998, the Account Debtor is a resident or citizen of, and is located within, the United States of America or Canada or if the Account Debtor is not a resident of the United States or Canada, either (A) the Account Debtor has supplied Borrower with an irrevocable commercial letter of credit issued by a financial institution and in form and substance satisfactory to LaSalle, and, if so requested by LaSalle, delivered to LaSalle or its agent in pledge for negotiation and presentment, or (B) the Account is covered by credit insurance acceptable to LaSalle;

                  (xiii) it is not an Account with respect to which the Account Debtor's obligation to pay is conditional upon the Account Debtor's approval of the Goods or services or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

                  (xiv) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue or (B) which violates any of the covenants of Borrower contained in this Agreement;

                  (xv) except to the extent otherwise permitted with respect to Account Debtors listed in Exhibit A attached hereto (as such exhibit may be amended from time to time by a writing signed by LaSalle), it is not an Account which, when added to a particular Account Debtor's other indebtedness to Borrower, exceeds the lesser of ten percent (10%) of the aggregate of Borrower's Accounts or a credit limit determined by LaSalle in its reasonable credit judgment for that Account Debtor, provided, however, that Accounts excluded from Eligible Accounts solely by reason of this paragraph 1(a)(xv) shall be Eligible Accounts to the extent of such credit limit; and

                  (xvi) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by LaSalle in its sole discretion.

         "Eligible   Inventory"  shall  mean  Inventory  of  Borrower  which  is acceptable to LaSalle in its sole discretion. Without limiting LaSalle's discretion, LaSalle shall, in general, consider Inventory to be Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

                  (i) it is owned by Borrower and Borrower has the right to subject it to a security interest in favor of LaSalle;

                  (ii) it is not in transit and it is located on the premises listed in Section A on Exhibit B and if any such premises are leased, LaSalle has received a landlord's waiver with respect to such premises satisfactory to LaSalle;

                  (iii) it is not subject to any prior assignment, claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

                  (iv) It is not raw materials, component parts, service/spare parts, supplies or work in process; it is either finished goods held for immediate sale (subject only to brief, final testing) or finished goods which are otherwise ready for sale but are being used by Borrower's employees at Borrower's business premises for purposes of software development, service or similar purposes for a period not exceeding three months ("Rotational Inventory"); it is not used for demonstration or other marketing purposes; it is not obsolete; it is (except for Rotational Inventory as provided above and except as LaSalle may otherwise consent in writing) new and unused; and it is free from defects which would, in LaSalle's sole determination, affect its market value;

                  (v) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless such party is listed in Section B on Exhibit B (as such exhibit may be amended from time to time by a writing signed by LaSalle) and Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to LaSalle, in form and substance acceptable to LaSalle, such UCC financing statements, warehouse receipts, waivers and other documents as LaSalle shall require;

                  (vi) LaSalle has determined in accordance with LaSalle's customary business practices that it is not unacceptable due to age, type, category or quantity; and

                  (vii) it is not Inventory (A) with respect to which any of the representations and warranties contained in this Agreement are untrue or (B) which violates any of the covenants of Borrower contained in this Agreement.

Eligible Inventory may change after LaSalle receives the Appraisal.

         "Environmental Laws" shall mean all applicable foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Borrower and any governmental authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety (including under the Occupational Health and Safety Act), (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and
(iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

         "Event of Default" shall have the meaning specified in paragraph 16 hereof.

         "Excess Availability" means the excess, if any, of (x) the Borrowing Base over (y) the total outstanding Revolving Loans. For purposes of calculating Borrower's Excess Availability and the amount of the Borrowing Base relating thereto, all of Borrower's trade payables and outstanding debt, other than the Liabilities hereunder, which remain unpaid 30 days or more after the due dates thereof shall, on the date of the determination of Excess Availability, be deemed to have been paid by Borrower from proceeds of a Revolving Loan.

         "Exhibit B" shall mean the exhibit entitled "Exhibit B - Business and Collateral Locations" which is attached hereto and made a part hereof.

         "Fiscal Year" shall mean with respect to Borrower, the twelve (12) month accounting period of Borrower commencing January 1 of each calendar year and ending December 31 of such calendar year.

         "GAAP" shall mean generally accepted accounting principles and policies in the United States as in effect from time to time.

         "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become subject to regulation under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental
Law).

         "Indemnified Party" shall have the meaning specified in paragraph 18 hereof.

         "Interest Coverage Ratio" shall mean, with respect to any period, the ratio of (i) EBITDA, to (ii) interest expense for such period.

         "Inventory Advance Rate" shall mean (a) with respect to Eligible Inventory which is not Rotational Inventory, the lesser of (i) forty percent (40%) or (ii) eighty-five percent (85%) of the net liquidation value of such Inventory as determined by the Appraisal and (b) with respect to Eligible Inventory which is Rotational Inventory, the lesser of (i) thirty-five percent (35%) or (ii) eighty-five percent (85%) of the net liquidation value of such Inventory as determined by the Appraisal.

         "Letters of Credit" shall mean those documentary or stand-by letters of credit issued for Borrower's account in accordance with the terms of paragraph 4 hereof.

         "Letter of Credit Obligations" shall mean, as of any date of determination, the sum of (i) the aggregate undrawn face amount of all Letters of Credit and (ii) the aggregate unreimbursed amount of all drawn Letters of Credit not already converted to a Loan hereunder.

         "Liabilities" shall mean any and all obligations, liabilities and indebtedness of Borrower to LaSalle or to any parent, affiliate or subsidiary of LaSalle of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

         "Loan" or "Loans" shall mean any and all Revolving Loans made by LaSalle to Borrower pursuant to paragraph 2 hereof and all other loans, advances and financial accommodations made by LaSalle to or on behalf of Borrower hereunder.

         "Lock Box" and "Blocked Account" shall have the meanings specified in paragraph 10 hereof.

         "Material Adverse Effect" shall mean with respect to any event, act, condition or occurrence of whatever nature (including but not limited to any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of the business, property, assets, operations, condition (financial or otherwise) or prospects of Borrower.

         "Note" shall mean the Revolving Note.

         "Obligor" shall mean Borrower and each Person who is or shall become primarily or secondarily liable for any of the Liabilities; provided, however, that such term shall not include any Account Debtor.

         "Original  Term"  shall have the  meaning  specified  in  paragraph  12 hereof.

         "Other Agreements" shall mean all agreements, instruments and documents including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower or any other Person and delivered to LaSalle or to any parent, affiliate or subsidiary of LaSalle in connection with the Liabilities or the transactions contemplated hereby.

         "Other Capitalized Expenses" shall mean, with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by Borrower which are capitalized as assets by Borrower and which are not included within the definition of Capital Expenditures in this Agreement.

         "Parent" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding stock or other similar ownership interests of Borrower or any Subsidiary.

         "Permitted Liens" shall mean (i) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder, (ii) liens or security interests in favor of LaSalle, (iii) zoning restrictions and easements, rights of way, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a Material Adverse Effect on Borrower's ability to use such real property for its intended purpose in connection with Borrower's business, (iv) liens securing the payment of taxes or other governmental charges not yet delinquent or being contested in good faith and by appropriate proceedings, (v) liens incurred or deposits made in the ordinary course of Borrower's business in connection with capitalized leases or purchase money security interests for purchase of, and applying only to, Equipment included in the permitted borrowings under paragraphs 13(q) or 14(i) or permitted as Capital Expenditures under paragraph 14(n), such capitalized leases and purchase money security interests to apply only to the specific Equipment which is purchased or leased, the amount secured thereby not to exceed the purchase price for such equipment, and the documents relating to such liens to be in form and substance acceptable to LaSalle, (vi) liens securing indebtedness owing by any Subsidiary to Borrower to the extent such indebtedness is permitted under paragraph 14(i), or to any other Subsidiary of Borrower, (vii) deposits to secure performance of bids, trade contracts, leases and statutory obligations (to the extent not excepted elsewhere herein); (viii) liens specifically permitted by LaSalle in writing as set forth on Exhibit C attached hereto; (ix) any lien arising out of the refinancing, extension, renewal or refunding of any indebtedness secured by any lien permitted by any of the foregoing subparagraphs (i) through (viii) inclusive; provided, that (a) such indebtedness is not secured by any additional assets, and (b) the amount of such indebtedness is not increased, (x) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation, (xi) securities and other properties held at banks or financial institutions to secure the payment or reimbursement under overdraft, acceptance and other facilities, and (xii) rights of setoff, banker's lien and other similar rights arising solely by operation of law.

         "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, venture, trust, unincorporated organization, association, corporation, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

         "Prime Rate" shall mean the publicly announced prime rate of LaSalle National Bank, Chicago, Illinois, in effect from time to time. The Prime Rate is not intended to be the lowest or most favorable rate of LaSalle National Bank in effect at any time.

         "Renewal Term" shall have the meaning specified in paragraph 12 hereof.

         "Revolving Loans" shall have the meaning specified in paragraph 2 hereof.

         "Revolving Loan Facility" shall mean the sum of $7,500,000.

         "Revolving Note" shall mean the promissory note in the original principal amount of $7,500,000, executed by Borrower to the order of LaSalle, dated as of the Closing Date.

         "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower or by any partnership or joint venture of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by Borrower.

         "Tangible  Net  Worth"  shall  mean  shareholders'   equity  (including
retained earnings) less the book value of all intangible assets, determined by LaSalle on a consistent basis.

         (b) Accounting Terms and Definitions. Unless otherwise defined or specified herein, all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the audited financial statements delivered by Borrower to LaSalle on or before the Closing Date. All accounting determinations for purposes of determining compliance with the covenants contained in paragraph 14 shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited financial statements delivered to LaSalle by Borrower on or before the Closing Date. The financial statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. LaSalle agrees that interim financial statements will not include footnotes or a statement of cash flow.

     2. REVOLVING LOANS. Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term and any Renewal Term:

         (a) LaSalle will make revolving loans and advances (the "Revolving Loans") to Borrower from time to time based upon Borrower's requests, in accordance with the terms of paragraph 2(b) hereof. The aggregate unpaid principal amount of all Revolving Loans outstanding at any one time made to Borrower shall not exceed the lesser of (i) the Borrowing Base or (ii) the Revolving Loan Facility less the outstanding Letter of Credit Obligations. All Revolving Loans shall be repaid in full upon the earlier to occur of (A) the end of the Original Term or any Renewal Term, if either LaSalle or Borrower elects to terminate this Agreement as of the end of any such term, and (B) the acceleration of the Liabilities pursuant to paragraph 17 of this Agreement. If at any time the outstanding principal balance of the Revolving Loans made to Borrower exceeds (i) the Borrowing Base or (ii) the Revolving Loan Facility less the outstanding Letter of Credit Obligations, Borrower shall immediately, and without the necessity of a demand by LaSalle, pay to LaSalle such amount as may be necessary to eliminate such excess, and LaSalle shall apply such payment against the outstanding principal balance of the Revolving Loans. In addition, if at any time the sum of (A) the outstanding principal balance of the Revolving Loans and (B) the outstanding Letter of Credit Obligations exceeds the Revolving Credit Facility, Borrower shall immediately and without the necessity of a demand by LaSalle pay to LaSalle such amount as may be necessary to eliminate such excess, and LaSalle shall apply such payment against the outstanding principal balance of the Loans in such order as LaSalle shall determine in its sole discretion. Borrower hereby authorizes LaSalle to charge any of Borrower's accounts to make any payments of principal, interest, fees or reimbursable expenses required by this Agreement. All Revolving Loans shall, in LaSalle's sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to LaSalle. However, if such Revolving Loans are not so evidenced, such Revolving Loans may be evidenced solely by entries upon the books and records maintained by LaSalle.

         (b) LaSalle agrees to make Revolving Loans to Borrower up to the lesser of the following amounts, the amount calculated pursuant to subparagraph (i) below being the "Borrowing Base":

                  (i) an amount equal to the sum of:

                           (A) the  applicable  A/R Advance  Rate applied to the
                  face amount of Eligible Accounts plus,

                           (B) the lesser of three million five hundred thousand
                  dollars ($3,500,000) or the sum of

                                   (x) the Inventory Advance Rate applied to the value of Eligible Inventory other than Rotational Inventory, calculated on the lower of cost or market value on a first-in, first-out basis; plus

                                   (y) the lesser of (1) the Inventory Advance Rate for Eligible Inventory which is Rotational Inventory applied to the value of such Rotational Inventory, calculated on the lower of cost or market value on a first-in, first-out basis or (2) one million dollars ($1,000,000), less

                           (C) the amount of all  Letter of Credit  Obligations,
                  less

                           (D) such  reserves as LaSalle in its sole  discretion
                  may from time to time establish in determining the Borrowing Base to reflect events, conditions, contingencies or risks which may affect the Collateral, the business, business prospects or financial condition of Borrower, the security interests of LaSalle, or the security of the Loans, including but not limited to a five hundred thousand dollar ($500,000) reserve to be maintained until LaSalle has received and approved the Appraisal and the Inventory Advance Rate has been adjusted in LaSalle's reasonable credit judgment based on the Appraisal, or

                  (ii) the Revolving Loan Facility, less the amount of all Letter of Credit Obligations.

     3. [INTENTIONALLY OMITTED.]

     4. LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, and the Other Agreements, during the Original Term or any Renewal Term, LaSalle may, at its discretion, absent the existence of an Event of Default, from time to time cause the issuance of and co-sign for, upon Borrower's request, Letters of Credit; provided, that the Letters of Credit shall be in form and substance acceptable to LaSalle in its sole discretion and that the aggregate undrawn face amount of all such Letters of Credit shall at no time exceed Five Hundred Thousand Dollars ($500,000); and provided further, that no Letter of Credit shall have an expiry date (a) more than 365 days from the date of issuance or (b) beyond five (5) days prior to the expiration of the Original Term or the Renewal Term, as the case may be. Borrower's reimbursement obligation in respect of the Letters of Credit shall automatically reduce, dollar for dollar, the amount which Borrower may borrow based upon the Revolving Loan Facility and the Borrowing Base. Any payment made by LaSalle to any Person on account of any Letter of Credit shall constitute a Revolving Loan hereunder. At no time shall the aggregate sum of direct Revolving Loans by LaSalle to Borrower plus the Letter of Credit Obligations be in excess of the Revolving Loan Facility or the Borrowing Base.

     5. INTEREST, FEES AND CHARGES.

         (a) Rates of Interest. Interest accrued on all Loans shall be due on the earliest of: (i) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month; (ii) LaSalle's election to accelerate the maturity and payment of the Liabilities in accordance with paragraph 17 hereof; or (iii) termination of this Agreement pursuant to paragraph 12 hereof. Interest shall accrue on the principal amount of the Revolving Loans made to Borrower outstanding at the end of each day at a fluctuating rate per annum equal to one and one-quarter percent (1.25%) above the Prime Rate. The rate of interest payable on Loans shall increase or decrease by an amount equal to any increase or decrease in the Prime Rate, effective as of the opening of business on the day that any such change in the Prime Rate occurs. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest on demand at a rate per annum equal to the rate of interest then in effect under this paragraph 5(a) plus two percent (2%).

         (b) Computation of Interest and Fees. Interest and collection charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year consisting of three hundred and sixty (360) days. For the purpose of computing interest hereunder, all items of payment received by LaSalle shall be deemed applied by LaSalle on account of the Liabilities (subject to final payment of such items) on the first Business Day after receipt by LaSalle of good funds in LaSalle's account located in Chicago, Illinois.

         (c) Maximum Interest. It is the intent of the parties that the rate of interest and the other charges to Borrower under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which LaSalle may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

         (d) Letter of Credit Fees. Borrower shall remit to LaSalle a Letter of Credit fee equal to two percent (2.0%) per annum on the aggregate undrawn face amount of all outstanding Letters of Credit issued for the account of Borrower, which fee shall be payable monthly in arrears on each day that interest is payable hereunder. Borrower shall also pay on demand the normal and customary administrative charges for issuance, amendment, negotiation, renewal or extension of any Letter of Credit imposed by the bank issuing such Letter of Credit. Upon the occurrence and during the continuance of an Event of Default, all Letter of Credit fees shall be payable on demand at a rate equal to four percent (4.0%) per annum on the aggregate undrawn face amount thereof.

         (e) Facility Fee. Borrower shall pay to LaSalle a facility fee equal to
seventy-five   thousand  dollars  ($75,000)  ,  which  shall  be  fully  earned, nonrefundable and due on the Closing Date.

         (f) Unused Line Fee. Borrower shall pay to Lender monthly, in arrears on the first day of each month, an unused line fee at a rate equal to three-eighths of one percent (.375%) per annum calculated upon the daily average amount by which the Revolving Loan Facility exceeds the sum of (i) the outstanding principal balance of the Revolving Loans plus (ii) the outstanding Letter of Credit Obligations. The Unused Line Fee shall accrue from the Closing Date until the last day of the Original Term, and if applicable, from the first day to the last day of each Renewal Term.

         (g) Examination Fees. In addition to the costs and expenses described in paragraph 14(o) below, Borrower shall pay to LaSalle an examination fee of $600 per auditor per day, plus reasonable costs and expenses (including but not limited to airfare, lodging, transportation and meals) for each examination performed by or at LaSalle's direction of Borrower's books and records and Collateral and such other matters as LaSalle shall deem appropriate in its commercially reasonable judgment, such fees to be paid upon demand by LaSalle.

         (h) Capital Adequacy Charge. If LaSalle shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by LaSalle with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the Closing Date, does or shall have the effect of reducing the rate of return on LaSalle's capital as a consequence of its obligations hereunder to a level below that which LaSalle could have achieved but for such adoption, change or compliance (taking into consideration LaSalle's policies with respect to capital adequacy) by a material amount, then from time to time, after submission by LaSalle to Borrower of a written demand therefor ("Capital Adequacy Demand") together with the certificate described below, Borrower shall pay to LaSalle such additional amount or amounts ("Capital Adequacy Charge") as will compensate LaSalle for such reduction, such Capital Adequacy Demand to be made with reasonable promptness following such determination. A certificate of LaSalle claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to LaSalle, and the method by which such amount was determined. In determining such amount, LaSalle may use any reasonable averaging and attribution method, applied on a non-discriminatory basis.

     6. LOAN ADMINISTRATION.

         (a) Loan Requests. A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: (i) Borrower shall give LaSalle same day notice, no later than 10:30 A.M. (Portland time) of such day, of its intention to borrow a Revolving Loan, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date; provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (ii) the coming due of any amount required to be paid under this Agreement or any Note, whether on account of interest or for any other Liability, shall be deemed irrevocably to be a request for a Revolving Loan on the due date thereof in the amount required to pay such interest or other Liability. As an accommodation to Borrower, LaSalle may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to LaSalle by Borrower. Unless Borrower specifically directs LaSalle in writing not to accept or act upon telephonic or electronic communications from Borrower, LaSalle shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of LaSalle's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to LaSalle by Borrower and LaSalle shall have no duty to verify the origin of any such communication or the authority of the Person sending it. Each notice of borrowing shall be irrevocable by and binding on Borrower.

         (b) Disbursement. Borrower hereby irrevocably authorizes LaSalle to disburse the proceeds of each Revolving Loan requested by Borrower, or deemed to be requested by Borrower, as follows: (i) the proceeds of each Revolving Loan requested under paragraph 6(a)(i) shall be disbursed by LaSalle in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and LaSalle from time to time, or elsewhere if pursuant to a written direction from Borrower; and
(ii) the proceeds of each Revolving Loan requested under paragraph 6(a)(ii) shall be disbursed by LaSalle by way of direct payment of the relevant interest or other Liability.

     7. GRANT OF SECURITY INTEREST TO LASALLE. As security for the payment of all Loans now or in the future made by LaSalle to Borrower hereunder and for the payment or other satisfaction of all other Liabilities, Borrower hereby assigns to LaSalle and grants to LaSalle a continuing security interest in the following property of Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to or repossessed or stopped in transit by Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, security interests, security deposits and any rights to indemnification); (c) all Inventory; (d) all Goods (other than Inventory) including, without limitation, Equipment, vehicles and fixtures; (e) all Deposit Accounts; (f) all Investment Property; (g) all deposits and cash and any other property of Borrower now or hereafter in the possession, custody or control of LaSalle or any agent or any parent, affiliate or subsidiary of LaSalle or any participant with LaSalle in the Loans for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (h) all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Borrower's books and records relating to any of the foregoing and to Borrower's business.

     8. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN. Borrower shall, at LaSalle's request, at any time and from time to time, execute and deliver to LaSalle such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed reasonably necessary or desirable by LaSalle) and do such other acts and things as LaSalle may deem necessary or desirable in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of LaSalle (free and clear of all other liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Borrower irrevocably hereby makes, constitutes and appoints LaSalle (and all Persons designated by LaSalle for that purpose) as Borrower's true and lawful attorney and agent-in-fact to execute such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect LaSalle's security interest in the Collateral. Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

     9. POSSESSION OF COLLATERAL AND RELATED MATTERS. Until an Event of Default has occurred, Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Borrower's business, to (a) sell, lease or furnish under contracts of service any of Borrower's Inventory normally held by Borrower for any such purpose, and (b) use and consume any raw materials, work in process or other materials normally held by Borrower for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by Borrower.

     10. COLLECTIONS.

         (a) Borrower shall, at LaSalle's election, direct all of its Account Debtors to make all payments on the Accounts directly to a post office box ("Lock Box") with a financial institution acceptable to, and in the name and under exclusive control of, LaSalle. Borrower shall establish an account ("Blocked Account") in LaSalle's name for the benefit of Borrower with a financial institution acceptable to LaSalle, into which all payments received in the Lock Box shall be deposited, and into which Borrower will immediately deposit all payments made for Inventory or services sold or rendered by Borrower and received by Borrower in the identical form in which such payments were made, whether by cash or check. If Borrower, any Affiliate or Subsidiary of Borrower, or any shareholder, officer, director, employee or agent of Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrower, shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, LaSalle and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Blocked Account. Each financial institution with which a Lock Box and Blocked Account are established shall acknowledge and agree, in a manner satisfactory to LaSalle, that the amounts on deposit in such Lock Box and Blocked Account are the sole and exclusive property of LaSalle, that such financial institution has no right to setoff against such Lock Box or Blocked Account or against any other account maintained by such financial institution into which the contents of such Blocked Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds in a manner satisfactory to LaSalle, funds deposited in the Blocked Account on a daily basis as such funds are collected. Borrower agrees that all payments made to the Blocked Account established by Borrower or otherwise received by LaSalle, whether in respect of the Accounts of Borrower or as proceeds of other Collateral of Borrower or otherwise, will be applied on account of the Liabilities of Borrower in accordance with the terms of this Agreement. Borrower agrees to pay all fees, costs and expenses which Borrower or LaSalle incurs in connection with opening and maintaining a Lock Box and Blocked Account. All of such fees, costs and expenses which remain unpaid by Borrower pursuant to any Lock Box or Blocked Account Agreement with Borrower, to the extent same shall have been paid by LaSalle hereunder, shall constitute Revolving Loans hereunder, shall be payable to LaSalle by Borrower upon demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder. All checks, drafts, instruments and other items of payment or proceeds of Collateral delivered to LaSalle in kind shall be endorsed by Borrower to LaSalle, and, if endorsement of any such item shall not be made for any reason, LaSalle is hereby irrevocably authorized to endorse the same on Borrower's behalf. For the purpose of this paragraph, Borrower irrevocably hereby makes, constitutes and appoints LaSalle (and all Persons designated by LaSalle for that purpose) as Borrower's true and lawful attorney and agent-in-fact (i) to endorse Borrower's name upon said items of payment and/or proceeds of Collateral of Borrower and upon any Chattel Paper, document, instrument, invoice or similar document or agreement relating to any Account of Borrower or goods pertaining thereto; (ii) to take control in any manner of any item of payment or proceeds thereof; (iii) to have access to any lock box or postal box into which any of Borrower's mail is deposited; and (iv) to open and process all mail addressed to Borrower and deposited therein; provided, however, that LaSalle shall not exercise any such powers described in subparagraphs (i),
(ii) (except for routine Lock Box payments/proceeds) and (iv) unless and until an Event of Default has occurred.

         (b) LaSalle may, at any time and from time to time after the occurrence of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of Borrower's Accounts or contract rights by suit or otherwise; (ii) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect any Accounts; (iii) surrender, release or exchange all or any part of any Accounts of Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of Borrower upon such terms, for such amount and at such time or times as LaSalle deems advisable; (v) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor indebted on an Account of Borrower; and (vi) do all other acts and things which are necessary, in
LaSalle's  sole  discretion,   to  fulfill  Borrower's  obligations  under  this
Agreement and to allow LaSalle to collect the Accounts. LaSalle, through its officers, employees or agents, shall have the right, at any time and from time to time in LaSalle's name, in the name of a nominee of LaSalle or in Borrower's name, to verify the validity, amount or any other matter relating to any of Borrower's Accounts, by mail, telephone, telegraph or otherwise. Borrower shall reimburse LaSalle, on demand, for all reasonable costs, fees and expenses incurred by LaSalle in this regard after the occurrence and during the continuation of any Event of Default. In addition to any other provision hereof, LaSalle may at any time on or after the occurrence of an Event of Default, at Borrower's expense, notify any parties obligated on any of the Accounts of Borrower to make payment directly to LaSalle of any amounts due or to become due thereunder.

         (c) For the purpose of determining Borrower's Borrowing Base hereunder, LaSalle shall, upon receipt by LaSalle in its bank account in Chicago, Illinois, of cash or other immediately available funds from collections of items of payment and proceeds of any Collateral, apply the whole or any part of such collections or proceeds against the Liabilities in such order as LaSalle shall determine in its sole discretion.

         (d) In its sole credit judgment, without waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the Other Agreements or any Event of Default, at any time or times hereafter, LaSalle may (but shall not be obligated to) pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by LaSalle in respect thereof and all costs, fees and expenses (including, without limitation, reasonable attorney fees for both inside and outside counsel, all court costs and all other charges relating thereto) incurred by LaSalle shall constitute Revolving Loans, payable by Borrower to LaSalle on demand and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder.

         (e) Immediately upon Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document including, without limitation, any Chattel Paper, Borrower shall deliver the original thereof to LaSalle together with an appropriate endorsement or other specific evidence of assignment thereof to LaSalle (in form and substance acceptable to LaSalle). If an endorsement or assignment of any such item shall not be made for any reason, LaSalle is hereby irrevocably authorized, as Borrower's attorney and agent-in-fact, to endorse or assign the same on Borrower's behalf.

     11. SCHEDULES AND REPORTS.

         (a) Borrower shall provide to LaSalle compliance certificates in the form attached as Exhibit D and the periodic reports and other information and schedules described on Exhibit E at the times specified on Exhibit E. In addition, Borrower shall furnish LaSalle with such other statements and reports as LaSalle may request from time to time, including, without limitation, providing the reports, information, and schedules listed on Exhibit E on a more frequent basis than specified on Exhibit E.

         (b) Borrower shall immediately notify LaSalle of any event causing loss or depreciation in value of the Collateral (other than normal depreciation occurring in the ordinary course of business).

         (c) All schedules, certificates, reports and assignments and other items delivered by Borrower to LaSalle hereunder shall be executed by an authorized representative of

Borrower and shall be in such form and contain such information as LaSalle shall reasonably request.

     12. TERMINATION.

         (a) This Agreement shall be in effect from the date hereof until the third anniversary of the Closing Date ("Original Term") and shall automatically renew itself from year to year thereafter (each such one year renewal being referred to herein as a "Renewal Term") unless (i) the due date of the Liabilities is accelerated pursuant to paragraph 17 hereof; or (ii) Borrower elects or LaSalle elects to terminate this Agreement at the end of the Original Term or at the end of any Renewal Term by giving the other party written notice of such election at least ninety (90) days prior to the end of the Original Term or the then current Renewal Term, in which case Borrower shall pay all of the Liabilities in full on the last day of such term. If one or more of the events specified in subparagraphs (i) or (ii) occurs, this Agreement shall terminate on the date thereafter that the Liabilities are paid in full and the security interests and liens created under this Agreement and the Other Agreements shall survive such termination until the date upon which payment and satisfaction in full of the Liabilities shall have occurred. At such time as Borrower has repaid all of the Liabilities and this Agreement has terminated, (A) Borrower shall deliver to LaSalle a release, in form and substance reasonably satisfactory to LaSalle, of all obligations and liabilities of LaSalle and its officers, directors, employees, agents, parents, subsidiaries and affiliates to Borrower, and if Borrower is obtaining new financing from another lender, Borrower shall deliver such lender's indemnification of LaSalle, in form and substance satisfactory to LaSalle, for checks which LaSalle has credited to Borrower's account, but which subsequently are dishonored for any reason and (B) upon Borrower's request, LaSalle shall deliver to Borrower a release in form and substance reasonably satisfactory to Borrower.

         (b) If, during the term of this Agreement, (including any Renewal Term) Borrower prepays all or any portion of the Liabilities, Borrower agrees to pay to LaSalle, as a prepayment fee, in addition to the payment of all other Liabilities owing by Borrower, an amount equal to three percent (3.0%) of the Revolving Credit Facility if such prepayment occurs prior to the first anniversary of the Closing Date, two percent (2.0%) of the Revolving Credit Facility if such prepayment occurs on or after the first anniversary but prior to the second anniversary of the Closing Date, and one percent (1.0%) if the prepayment occurs on or after the second anniversary of the Closing Date, except if terminated at the end of the Original Term or any Renewal Term, pursuant to the terms set forth herein.

     13. REPRESENTATIONS AND WARRANTIES. Borrower hereby makes the following representations, warranties and covenants:

         (a) the financial statements delivered or to be delivered by Borrower to LaSalle at or prior to the date of this Agreement and at all times subsequent thereto accurately reflect the financial condition of Borrower, and since the date of the Borrower's financial statements delivered to LaSalle most recently prior to the date of this Agreement, no event or condition has occurred which has had, or is reasonably likely to have, a Material Adverse Effect;

         (b) the office where Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, Borrower's principal place of business and all of Borrower's other places of business, locations of Collateral and post office boxes are as set forth in Exhibit B; Borrower shall promptly (but in no event less than ten (10) days prior thereto) advise LaSalle in writing of the proposed opening of any new place of business, the closing of any existing place of business, any change in the location of Borrower's books, records and accounts (or copies thereof) or the opening or closing of any post office box of Borrower;

         (c) the Collateral, including without limitation, the Equipment (except any part thereof which prior to the date of this Agreement Borrower shall have advised LaSalle in writing consists of Collateral normally used in more than one state) is and shall be kept, or, in the case of vehicles, based, only at the addresses set forth on the first page of this Agreement or on Exhibit B, and at other locations within the continental United States of which LaSalle has been previously advised by Borrower in writing;

         (d) Borrower shall immediately give written notice to LaSalle of any use of any such Goods in any state other than a state in which Borrower has previously advised LaSalle such Goods shall be used, and such Goods shall not, unless LaSalle shall otherwise consent in writing, be used outside of the continental United States;

         (e) no security agreement, financing statement or analogous instrument exists or shall exist with respect to any of the Collateral other than any security agreement, financing statement or analogous instrument evidencing Permitted Liens;

         (f) each Account or item of Inventory which Borrower shall, expressly or by implication, request LaSalle to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of Eligible Account and Eligible Inventory and as otherwise established by LaSalle from time to time, and Borrower shall promptly notify LaSalle in writing if any such Eligible Account or Eligible Inventory shall subsequently become ineligible;

         (g) Borrower is and shall at all times during the Original Term or any Renewal Term be the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens;

         (h) Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder; Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not and shall not conflict with the provisions of any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Borrower, and Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of Borrower's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower or any of its property may be bound or affected;

         (i) except as otherwise disclosed on Schedule 13(i), there are no actions or proceedings which are pending or, to the best of Borrower's knowledge, threatened against Borrower which are reasonably likely to have a Material Adverse Effect and Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to LaSalle;

         (j) Borrower has obtained all licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on the operation of its business, and Borrower is and shall remain in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety or environmental matters), the failure to comply with which would have a Material Adverse Effect on its business, property, assets, operations or condition, financial or otherwise;

         (k) all written information now, heretofore or hereafter furnished by Borrower to LaSalle is and shall be true and correct in all material respects as of the date with respect to which such information was or is furnished (except for financial projections, which have been prepared in good faith based upon reasonable assumptions);

         (l)  Borrower  is  not  conducting,   permitting  or  suffering  to  be
conducted, nor shall it conduct, permit or suffer to be conducted, any activities pursuant to or in connection with which any of the Collateral is now, or will (while any Liabilities remain outstanding) be owned by any Affiliate;

         (m) Borrower's name has always been as set forth on the first page of this Agreement and Borrower uses no trade names or division names in the operation of its business, except as disclosed in Section C on Exhibit B; Borrower shall notify LaSalle in writing within ten (10) days of the change of its name or the use of any trade names or division names not previously disclosed to LaSalle in writing;

         (n) with respect to Borrower's Equipment: (i) Borrower has good and indefeasible and merchantable title to and ownership of all Equipment; (ii) Borrower shall keep and maintain the Equipment in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be preserved and maintained, ordinary wear and tear excepted; (iii) from time to time Borrower may sell, exchange or otherwise dispose of obsolete, unused or worn out Equipment, and (iv) Borrower, immediately on demand by LaSalle, shall deliver to LaSalle any and all evidence of ownership of, including, without limitation, certificates of title and applications of title to, any of the Equipment, excepting titles to vehicles subject to a Permitted Lien having priority over the security interest of LaSalle;

         (o) this Agreement and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally;

         (p) Borrower is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements, the Asset Purchase Agreement or any related agreements, or by completion of the transactions contemplated hereunder or thereunder;

         (q) Borrower is not now obligated, whether directly or indirectly, for any loans or other indebtedness for borrowed money other than (i) the Liabilities; (ii) indebtedness disclosed to LaSalle on Schedule 13(q); (iii) unsecured indebtedness to trade creditors arising in the ordinary course of
Borrower's business; and (iv) unsecured indebtedness arising from the endorsement of drafts and other instruments for collection, in the ordinary course of Borrower's business;

         (r) Borrower does not own any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time;

         (s) except as otherwise disclosed on Schedule 13(s), Borrower has no Parents, Subsidiaries or divisions, nor is Borrower engaged in any joint venture or partnership with any other Person;

         (t) Borrower is duly organized and in good standing in its state of organization and Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except for such other states in which the failure to so qualify would not have a Material Adverse Effect;

         (u) Borrower is not in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does Borrower know of any dispute regarding any contract, lease or commitment which is material to the continued financial success and well-being of Borrower;

         (v) there are no controversies pending or threatened between Borrower and any of its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the continued financial success and well-being of Borrower, and Borrower is in compliance in all material respects with all federal and state laws respecting employment and employment terms, conditions and practices, except where the failure to so comply would not have a Material Adverse Effect;

         (w) Borrower possesses, and shall continue to possess, adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue to conduct its business as heretofore conducted by it; and

         (x) Borrower and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31,
1999), and have made related appropriate inquiry of material suppliers and vendors. Based on such review and program, Borrower believes that the "Year 2000 Problem" will not have a Material Adverse Effect. From time to time, at the request of LaSalle, Borrower and its Subsidiaries shall provide to LaSalle such updated information or documentation as is requested regarding the status of their efforts to address the Year 2000 problem.

Borrower represents, warrants and covenants to LaSalle that all representations, warranties and covenants of Borrower contained in this Agreement (whether appearing in paragraphs 13 or 14 hereof or elsewhere) shall be true at the time of Borrower's execution of this Agreement, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full of all of the Liabilities and termination of this Agreement, and shall be remade by Borrower at the time each Revolving Loan is made and each Letter of Credit is issued pursuant to this Agreement.

     14. COVENANTS. Until payment or satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains LaSalle's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower agrees as follows:

         (a) Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower's business activities, in accordance with sound accounting practices and using the accounting terms and definitions specified in paragraph 1(b) and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Exhibit B;

         (b) Borrower agrees to deliver to LaSalle the following financial information, all of which shall be prepared in accordance with accounting terms and definitions specified in paragraph 1(b): (i) no later than thirty (30) days after each calendar month, copies of internally prepared financial statements of Borrower and its Subsidiaries, on a consolidated, monthly and year-to-date basis including, without limitation, balance sheets and statements of income and retained earnings of Borrower and its Subsidiaries, certified by an officer of Borrower and accompanied by an officer's certificate in the form of Exhibit D attached hereto and (ii) no later than ninety (90) days after the end of each of Borrower's fiscal years, annual financial statements of Borrower and its Subsidiaries on a consolidated and consolidating basis audited by independent certified public accountants selected by Borrower and reasonably satisfactory to LaSalle, together with such accountants' "management letter," if any;

         (c) LaSalle, or any Persons designated by it, shall have the right in the exercise of its commercially reasonable credit judgment, to call at Borrower's places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower's business as LaSalle may consider reasonable under the circumstances. Borrower shall furnish to LaSalle such information relevant to LaSalle's rights under this Agreement as LaSalle shall at any time and from time to time reasonably request. Borrower shall also furnish to LaSalle, at the time of filing or distribution, all reports and filings submitted to the Securities Exchange Commission and all materials distributed generally to Borrower's shareholders. Borrower authorizes LaSalle to discuss the affairs, finances and business of Borrower with any officers or directors of Borrower or any Affiliate, or with those employees of Borrower with whom LaSalle has determined in its commercially reasonable judgment to be necessary or desirable to converse, and to discuss the financial condition of Borrower with Borrower's independent public accountants. Any such discussions shall be without liability to LaSalle or to such accountants. Borrower shall pay to or reimburse LaSalle for all reasonable fees, costs, and out-of-pocket expenses incurred by LaSalle in the exercise of its rights hereunder (in addition to the fees payable by Borrower pursuant to paragraph 14(o) hereof in connection with LaSalle's examination of Borrower's books and records and Collateral) and all of such costs, fees and expenses shall constitute Revolving Loans hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

         (d) (i) Borrower shall keep the Collateral properly housed and shall keep the Collateral insured against such risks and in such amounts as are customarily insured against by Persons engaged in businesses similar to that of Borrower with such companies, in such amounts and under policies in such form as shall be reasonably satisfactory to LaSalle. Originals or certified copies of such policies of insurance have been, or within fifteen (15) days after the Closing Date, shall be, delivered to LaSalle together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to LaSalle, showing loss under such insurance policies payable to LaSalle. Such endorsement, or an independent instrument furnished to LaSalle, shall provide that the insurance company shall give LaSalle at least thirty (30) days' written notice before any such policy of insurance is altered or cancelled and that no act, whether willful or negligent, or default of Borrower or any other Person shall affect the right of LaSalle to recover under such policy of insurance in case of loss or damage. Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to LaSalle (subject, however, to the rights of holders of Permitted Liens with
priority  over  LaSalle's  security  interest).   Borrower   irrevocably  makes,
constitutes and appoints LaSalle (and all officers, employees or agents designated by LaSalle) as Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance; provided, however, that LaSalle shall exercise such rights only upon the occurrence of an Event of Default;

                  (ii) Borrower shall maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be reasonably satisfactory to LaSalle, and originals or certified copies of such policies have been, or within fifteen (15) days after the Closing Date shall be, delivered to LaSalle together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing LaSalle as additional insured thereunder and providing that the insurance company shall give LaSalle at least thirty (30) days' written notice before any such policy shall be altered or cancelled; and

                  (iii) If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then LaSalle, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as LaSalle deems advisable. All sums disbursed by LaSalle in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Revolving Loans hereunder and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder.

                                     WARNING

                  UNLESS BORROWER PROVIDES LASALLE WITH EVIDENCE OF THE INSURANCE COVERAGE AS REQUIRED BY THIS AGREEMENT, LASALLE MAY PURCHASE INSURANCE AT BORROWER'S EXPENSE TO PROTECT LASALLE'S INTEREST. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT BORROWER'S INTEREST. IF THE COLLATERAL BECOMES DAMAGED, THE COVERAGE LASALLE PURCHASES MAY NOT PAY ANY CLAIM BORROWER MAKES OR ANY CLAIM MADE AGAINST BORROWER. BORROWER MAY LATER CANCEL THIS COVERAGE BY PROVIDING EVIDENCE THAT BORROWER HAS OBTAINED THE REQUIRED COVERAGE ELSEWHERE.

                  BORROWER IS RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY LASALLE. THE COST OF THIS INSURANCE MAY BE ADDED TO BORROWER'S LIABILITIES. IF THE COST IS ADDED TO BORROWER'S LIABILITIES, THE INTEREST RATE APPLICABLE TO THE REVOLVING LOANS WILL APPLY TO THIS ADDED AMOUNT. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE BORROWER'S PRIOR COVERAGE LAPSED OR THE DATE BORROWER FAILED TO PROVIDE PROOF OF COVERAGE.

                  THE COVERAGE LASALLE PURCHASES MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE BORROWER CAN OBTAIN ON ITS OWN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE REQUIREMENTS IMPOSED BY APPLICABLE LAW.

         (e) Borrower shall not use the Collateral, or any part thereof, in any unlawful business or for any unlawful purpose or use or maintain any of the Collateral in any manner that does or could result in material damage to the environment or a violation of any applicable environmental laws, rules or regulations; Borrower shall keep the Collateral in good condition, repair and order, ordinary wear and tear excepted; Borrower shall not permit the Collateral, or any part thereof, to be levied upon under execution, attachment, distraint or other legal process; Borrower shall not sell, lease, grant a security interest in or otherwise dispose of any of the Collateral except as expressly permitted by this Agreement; and Borrower shall not secrete or abandon any of the Collateral, or remove or permit removal of any of the Collateral from any of the locations listed on Exhibit B or in any written notice to LaSalle pursuant to paragraph 13(c) hereof, except for the removal of Inventory sold in the ordinary course of Borrower's business as permitted herein;

         (f) All monies and other property obtained by Borrower from LaSalle pursuant to this Agreement will be used solely for business purposes of Borrower;

         (g) Borrower shall, at the request of LaSalle, indicate on its records concerning the Collateral a notation, in form satisfactory to LaSalle, of the security interest of LaSalle hereunder, and Borrower shall not maintain duplicates or copies of such records at any address other than Borrower's principal place of business set forth on the first page of this Agreement;
provided, however, that Borrower, in the ordinary course of its business, may furnish copies of such records to its accountants, attorneys and other agents or advisors as it may determine to be necessary or desirable, in the exercise of its commercially reasonable judgment;

         (h) Borrower shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, however, that Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on Borrower's financial statements, (ii) the contesting of any such payment does not give rise to a lien for taxes, (iii) upon the occurrence of an Event of Default, Borrower keeps on deposit with LaSalle (such deposit to be held without interest) an amount of money which, in the sole judgment of LaSalle, is sufficient to pay such taxes and any interest or penalties that may accrue thereon, and (iv) if Borrower fails to prosecute such contest with reasonable diligence, LaSalle may apply the money so deposited in payment of such taxes. If Borrower fails to pay any such taxes and in the absence of any such contest by Borrower, LaSalle may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by LaSalle shall constitute Revolving Loans hereunder, shall be payable by Borrower to LaSalle on demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

         (i) Borrower shall not (i) incur, create, assume or suffer to exist any indebtedness other than (A) indebtedness arising under this Agreement, (B) unsecured indebtedness owing in the ordinary course of business to trade suppliers, (C) any other indebtedness described on Schedule 13(q), (D) purchase money security interests incurred to finance Capital Expenditures after the Closing Date provided such Capital Expenditures do not to exceed the limit set forth in paragraph 14(n) below, and (E) indebtedness to any shareholder of Borrower provided such indebtedness is fully subordinated to the Liabilities on such terms and conditions and by such documentation as is approved in writing by LaSalle in its sole discretion; or (ii) assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business;

         (j) Borrower shall not enter into any merger or consolidation, or sell, lease or otherwise dispose of all or substantially all of its assets; Borrower shall not create any new Subsidiary or Affiliate; Borrower shall not enter into any transaction outside the ordinary course of Borrower's business;

         (k) Borrower shall not (i) declare or pay any dividend or other distribution (whether in cash or in kind) on, purchase, redeem or retire any shares of any class of its stock, or make any payment on account of, or set apart assets for the repurchase, redemption, defeasance or retirement of, any class of its stock; or (ii) make any optional payment or prepayment on or redemption (including without limitation by making payments to a sinking fund or analogous fund) or repurchase of any indebtedness for borrowed money other than indebtedness pursuant to this Agreement;

         (l) Borrower shall not make any loans to, or investment in, any Person, whether in cash, securities or other property of any kind, other than investments that are direct obligations of the United States;

         (m) Borrower shall not amend its organizational documents or change its fiscal year to end on any date other than December 31;

         (n) Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below. The calculation and determination of each such financial covenant, and all accounting terms contained therein, shall be calculated and construed in accordance with GAAP, applied on a basis consistent with the reviewed financial statements of Borrower delivered on or before the Closing Date:

                  (i) Consolidated Tangible Net Worth. Borrower and its Subsidiaries, on a consolidated basis, shall maintain as of the end of
         (A) the month ending December 31, 1998 a Tangible Net Worth of not less than the Base Amount (as defined below) and (B) each month thereafter, a Tangible Net Worth of not less than the sum of (1) the Base Amount and (2) an aggregate amount equal to ninety percent (90%) of the net income after taxes of Borrower and its Subsidiaries, on a consolidated basis, for each fiscal quarter ending subsequent to the Closing Date (provided, however, that such aggregate amount shall not be reduced by the amount of any net loss before taxes of Borrower and its Subsidiaries, on a consolidated basis, for any fiscal quarter). For purposes of this paragraph (i), the "Base Amount" shall mean the greater of (x) five million dollars ($5,000,000) or (y) the sum of the Consolidated Tangible Net Worth of Borrower and its Subsidiaries as reflected on Borrower's audited December 31, 1998 balance sheet less five hundred thousand ---- dollars ($500,000), less any net after-tax loss in excess of $50,000 sustained by Borrower and ----- its Subsidiaries on a consolidated basis for the month of December 1998;

                  (ii)  Cash  Flow.   Borrower  and  its   Subsidiaries,   on  a
         consolidated basis, shall have Cash Flow of no less than the following amounts:

              Period                                          Minimum Cash Flow
              ------                                          -----------------

              Quarter ending March 31, 1999                       $375,000

              Two quarters ending June 30, 1999                   $750,000

              Three quarters ending September 30, 1999           $1,125,000

              The twelve (12) month period ending as of the
              end of each fiscal quarter thereafter              $1,500,000

                  (iii) Consolidated Debt Service Coverage Ratio. Borrower and its Subsidiaries, on a consolidated basis, shall maintain as of each fiscal quarter for the twelve (12) month period ending with such fiscal quarter (or, with respect to the fiscal quarters ending March 31, June 30, and September 30, 1999, for the three, six and nine month periods ending with such fiscal quarters, respectively), a Debt Service Coverage Ratio of not less than 1.5 to 1.0;

                  (iv) Consolidated Interest Coverage Ratio. Borrower and its Subsidiaries, on a consolidated basis, shall maintain as of each fiscal quarter for the twelve (12) month period ending with such fiscal quarter (or, with respect to the fiscal quarters ending March 31, June 30, and September 30, 1999, for the three, six and nine month periods ending with such fiscal quarters, respectively), an Interest Coverage Ratio of not less than 1.5 to 1.0; and

                  (v) Consolidated Capital Expenditures. Borrower and its Subsidiaries, on a consolidated basis, shall not make Capital Expenditures in any fiscal year in an aggregate amount which exceeds the sum of three hundred fifty thousand dollars ($350,000).

         (o) Borrower shall reimburse LaSalle for all reasonable costs and expenses including, without limitation, legal expenses and reasonable attorneys' fees (both in-house and outside counsel), incurred by LaSalle in connection with the documentation and consummation of this transaction and any amendments or modifications of this Agreement or the Other Agreements or other transactions between Borrower and LaSalle, including, without limitation, Uniform Commercial Code and other public record searches, lien filings, Federal Express or similar express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs, and in seeking to collect, protect or enforce any rights in or to the Collateral or incurred by LaSalle in seeking to collect any Liabilities and to administer and enforce any of LaSalle's rights under this Agreement. Borrower shall also pay all normal service charges with respect to accounts maintained by LaSalle for the benefit of Borrower. All such costs, expenses and charges shall constitute Revolving Loans hereunder, shall be payable by Borrower to LaSalle on demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

         (p) [Deleted.]

         (q) Borrower shall not enter into or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction with any Affiliate of Borrower except in the ordinary course of business in a manner and to an extent consistent with past practices of Borrower and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to Borrower or such Subsidiary as are available from unaffiliated third parties;

         (r) Borrower shall promptly advise LaSalle in writing of any Material Adverse Effect or the occurrence of any Default or Event of Default; and

         (s) With respect to Environmental Laws and Hazardous Materials:

                  (i) Borrower shall establish and maintain, at its expense, a system to assure and monitor its compliance with all Environmental Laws in all of its operations. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished by Borrower to LaSalle upon request. Borrower shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws;

                  (ii) Borrower shall give written notice to LaSalle immediately upon Borrower's receipt of any notice of, or Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material (unless the release, spill or discharge is fully remediated within 30 days after Borrower first obtains knowledge of it and Borrower has no liability or potential liability resulting from the release, spill or discharge other than remediation costs not exceeding $10,000) or (ii) any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by Borrower; or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material except in compliance with applicable Environmental Laws; or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials except in compliance with applicable Environmental Laws; or
         (D) any other environmental, health or safety matter which affects Borrower or its business, operations or assets or any properties at which Borrower transported, stored or disposed of any Hazardous Materials (unless, in any such case the investigation, proceeding, complaint, order, directive, claim, citation or notice is terminated, dismissed or withdrawn within 30 days and Borrower has no liability or potential liability resulting therefrom in excess of $10,000); and

                  (iii) Borrower shall indemnify and hold harmless LaSalle, its directors, officers, employees, agents, insurers, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to any violation of any Environmental Law or the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower, and the preparation and implementation of any closure, remedial or other required plans. All covenants and indemnifications in this subsection 14(s) shall survive the payment of the Liabilities and the termination or nonrenewal of this Agreement.

         (t) On or before January 15, 1999, Borrower shall cause Emerald Technology Valuation, at Borrower's expense, to complete and deliver to LaSalle a net liquidation value appraisal of Borrower's Inventory in form and substance satisfactory to LaSalle. After review of the Appraisal, the Inventory Advance Rate shall be adjusted in accordance with this Agreement.

         (u) Borrower shall not make any prepayments of any indebtedness to Scitex; provided, however, that so long as Borrower is in compliance with all covenants in this Agreement, and such payments would not cause Borrower to be out of compliance with any of such covenants, and (ii) so long as Borrower has at least $1,500,000 of Excess Availability, will have at least $1,500,000 of Excess Availability after such payments are made, and would have had average Excess Availability of at least $1,500,000 on a pro forma basis for the 30 days immediately preceding the date of payment, such pro forma Excess Availability to be calculated as if such payments had been made on the 31st day prior to the proposed date of payment, Borrower, after May 31, 1999, may make prepayments on indebtedness to Scitex. After the occurrence and during the continuance of any Default or Event of Default, Borrower shall not make any payments on indebtedness to Scitex, including any scheduled payments of principal or interest.

     15. CONDITIONS PRECEDENT.

         (a) The funding of the initial Revolving Loan and LaSalle's co-signing as applicant for the initial Letter of Credit are subject to the satisfaction or waiver on or before the Closing Date of the following conditions precedent:

                  (i) LaSalle shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents which it requests in its discretion, including those set forth on the closing document list attached hereto as Schedule 15(a)(i) (the "Closing Agenda");

                  (ii) Since September 30, 1997, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect, as determined by LaSalle in its sole discretion;

                  (iii) LaSalle shall have received payment in full of all fees and expenses payable to it by Borrower on or before the Closing Date;

                  (iv) LaSalle shall have determined that immediately after giving effect to (A) the making of the initial Revolving Loan requested to be made on the Closing Date, (B) the issuance of the initial Letter of Credit, if any, requested to be made on the Closing Date and (C) the payment or reimbursement by Borrower of LaSalle for all closing costs and expenses incurred in connection with the transactions contemplated hereby, (D) the closing of the transactions provided for in the Asset Purchase Agreement and all related agreements, and (E) the payment by Borrower of all payments, costs, fees and expenses relating to the Asset Purchase Agreement and the transactions provided for therein and in all related agreements, including but not limited to all severance and other payments to terminated employees, on a pro forma basis the Excess Availability of Borrower shall not be less than Five Hundred Thousand Dollars ($500,000);

                  (v) LaSalle shall have received a certificate from Borrower's chief executive officer or chief financial officer, pursuant to which such officer shall certify that in calculating the Excess Availability described in clause (iv) above, none of Borrower's outstanding trade payables were (and are) past due 30 days or more;

                  (vi) LaSalle shall continue to be satisfied with the assets, books, records, financial and business conditions of Borrower;

                  (vii) LaSalle shall have entered into a subordination agreement satisfactory to LaSalle with Scitex which subordination shall cover not less than one million six hundred fifteen thousand dollars ($1,615,000) of indebtedness;

                  (viii) Borrower shall have received no less than $1.5 million in new cash equity capital;


                  (ix) The transaction shall have received LaSalle's credit approval;

                  (x) Borrower shall have its completed acquisition of the assets of Scitex Digital Video, Inc. LaSalle shall have reviewed and approved all terms, conditions, and documents relating to such acquisition and any related transactions; and

                  (xi) LaSalle shall have determined in its sole discretion that the fair saleable value of Borrower's assets will exceed its liabilities as of the funding of the initial Revolving Loan and that Borrower will have sufficient working capital to pay its debts as they become due.

         (b) After the Closing Date, the making of any requested Revolving Loan or LaSalle's co-signing as applicant for any requested Letter of Credit shall be subject to the satisfaction of the conditions precedent set forth below. Each such request shall constitute a representation and warranty that such conditions are satisfied:

                  (i)  All  representations  and  warranties  contained  in this
         Agreement and the Other Agreements shall be true and correct on and as of the date of such request, as if then made, other than representations and warranties that relate solely to an earlier date;

                  (ii) No Default or Event of Default shall have occurred, or would result from the making of the requested Revolving Loan or the issuance of the requested Letter of Credit, which has not been waived; and

                  (iii) Since the Closing Date, no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect.

     16. DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

         (a) the failure of any Obligor to pay when due, or when declared due by LaSalle in accordance with the terms hereof, any of the Liabilities;

         (b) the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements;

         (c) the making or furnishing by any Obligor to LaSalle of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and LaSalle, which is untrue or misleading in any respect, or the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, or agreements of such Obligor under any other agreement with any Person if such failure has or is reasonably likely to have a Material Adverse Effect;

         (d) the creation (whether voluntary or involuntary) of, or any attempt to create, any lien or other encumbrance upon any of the Collateral, other than the Permitted Liens, or the making or any attempt to make any levy, seizure or attachment thereof;

         (e) the commencement of any proceedings (i) in bankruptcy by or against any Obligor, (ii) for the liquidation or reorganization of any Obligor, (iii) alleging that such Obligor is insolvent or unable to pay its debts as they mature, or (iv) for the readjustment or arrangement of any Obligor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within thirty (30) days after the commencement of such proceedings;

         (f) the appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor which is a corporation or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within thirty (30) days after the commencement of such proceedings;

         (g) the entry of any judgment or order in excess of $50,000 against any Obligor which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution;

         (h) the occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to LaSalle pursuant to which such Person has guaranteed to LaSalle the payment of all or any of the Liabilities or has granted LaSalle a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities, or the death of any such Person;

         (i) the occurrence of an event of default under any other agreement or instrument evidencing indebtedness for borrowed money in excess of $25,000 executed or delivered by Borrower or pursuant to which agreement or instrument Borrower or its properties is or may be bound;

         (j) a Change of Control shall have occurred; or

         (k) the occurrence of a material adverse change in Borrower's business, assets, prospects or financial condition, or the occurrence of any other event or condition which has or is reasonably likely to have a Material Adverse Effect.

         Notwithstanding anything contained in this paragraph 16 or contained in any other provision of this Agreement or Other Agreements to the contrary, in the event of the institution of any proceedings described in paragraphs 16(e) or 16(f) hereof against Borrower, LaSalle may cease to make advances to Borrower during the thirty (30) day grace periods provided in paragraphs 16(e) and 16(f).

     17. REMEDIES UPON AN EVENT OF DEFAULT.

         (a) Upon the occurrence of an Event of Default described in paragraphs 16(e) and 16(f) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice or demand of any kind. Upon the occurrence of any other Event of Default, all of the Liabilities may, at the option of LaSalle, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

         (b) Upon the  occurrence  of an Event of Default,  LaSalle may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of LaSalle's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, LaSalle may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of Borrower's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and LaSalle shall have the right to store the same at any of Borrower's premises without cost to LaSalle. At LaSalle's request, Borrower shall, at Borrower's expense, assemble the Collateral and make it available to LaSalle at one or more places to be designated by LaSalle and reasonably convenient to LaSalle and Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to LaSalle, and Borrower agrees that LaSalle shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed reasonably and properly given if given at least ten (10) calendar days before such disposition. Any proceeds of any disposition by LaSalle of any of the Collateral may be applied by LaSalle to the payment of expenses in connection with the Collateral including, without limitation, legal expenses and reasonable attorneys' fees (both in-house and outside counsel) and any balance of such proceeds may be applied by LaSalle toward the payment of such of the Liabilities, and in such order of application, as LaSalle may from time to time elect.

     18. INDEMNIFICATION. Borrower agrees to defend (with counsel reasonably satisfactory to LaSalle), protect, indemnify and hold harmless LaSalle, each affiliate or subsidiary of LaSalle, and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations including, without limitation, securities, environmental and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the Collateral, the making and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting solely from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Revolving Loans hereunder from the date incurred by each Indemnified Party until paid by Borrower, be added to the Liabilities of Borrower and be secured by the Collateral. The provisions of this paragraph 18 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

     19. NOTICES. All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and in the case of LaSalle shall be sent to it at One Centerpointe Drive, Suite 100, Lake Oswego, Oregon 97035,
Attention: Robert C. Alexander (if by telecopy to (503) 684-4665), and in the case of Borrower shall be sent to Borrower at its principal place of business as set forth on the first page of this Agreement (if by telecopy to (650) 327-2511); provided, however, that either party may designate another address or contact person for itself from time to time by notice given as provided in this paragraph.

     20. CHOICE OF GOVERNING LAW AND CONSTRUCTION. This Agreement and the Other Agreements are submitted by Borrower to LaSalle for LaSalle's acceptance or rejection as an offer by Borrower to borrow monies from LaSalle now and from time to time hereafter, and shall not be binding upon LaSalle or become effective until accepted by LaSalle, in writing. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF OREGON AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN THE COLLATERAL, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

     21. FORUM SELECTION AND SERVICE OF PROCESS. To induce LaSalle to accept this Agreement, Borrower irrevocably agrees that, subject to LaSalle's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN CLACKAMAS OR MULTNOMAH COUNTIES, STATE OF OREGON. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID COUNTIES AND STATE. Borrower waives personal service of any process and consents that all such service of process may be made by certified mail, return receipt requested, directed to Borrower at the address indicated in LaSalle's records; and service so made shall be complete five (5) days after the same has been deposited in the U.S. mail. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY LASALLE IN ACCORDANCE WITH THIS PARAGRAPH.

     22. MODIFICATION AND BENEFIT OF AGREEMENT. This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower and LaSalle. Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof including, without limitation, Borrower's rights, titles, interest, remedies, powers or duties thereunder. Borrower hereby consents to LaSalle's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the Other Agreements, or of any portion thereof, or participations therein including, without limitation, LaSalle's rights, titles, interests, remedies, powers and/or duties thereunder. Borrower agrees that it shall execute and deliver such documents as LaSalle may request in connection with any such sale, assignment, transfer or other disposition.

     23. HEADINGS OF SUBDIVISIONS. The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

     24.  POWER  OF  ATTORNEY.   Borrower   acknowledges  and  agrees  that  its
appointment of LaSalle as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are paid in full and this Agreement is terminated.

     25. WAIVER OF JURY TRIAL; OTHER WAIVERS.

         (a) LASALLE AND BORROWER HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT OF BORROWER OR LASALLE OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LASALLE. IN NO EVENT SHALL

LASALLE BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

         (b) BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LASALLE OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.

         (c) Borrower hereby waives demand, presentment, protest and notice of nonpayment with respect to any promissory note or other instrument, and further waives the benefit of all valuation, appraisal and exemption laws.

         (d) LaSalle's failure, at any time or times hereafter, to exercise any of its rights or remedies (including the right to establish reserves or adjust advance rates) or to require strict performance by Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of LaSalle thereafter to exercise such rights or remedies or to demand strict compliance and performance therewith. Any suspension or waiver by LaSalle of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of LaSalle in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any other right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by LaSalle unless such suspension or waiver is in writing, signed by a duly authorized officer of LaSalle and directed to Borrower specifying such suspension or waiver.

     26. ADVERTISING. Subject to Borrower's prior consent, LaSalle may use Borrower's name and trade names, together with variants of such name and related logotypes in advertising promoting LaSalle and the business transaction between LaSalle and Borrower through the use of so-called "tombstones" and similar publicity. Borrower hereby releases LaSalle and its parent, subsidiaries, affiliates, officers, employees and advertising agents, from any and all liability to Borrower arising out of or related to the exercise of the rights granted to LaSalle in this section.

     27. BORROWER'S ACKNOWLEDGMENT. Borrower hereby acknowledges that it has read and fully understands and accepts this Agreement and each and every provision hereof. Borrower acknowledges that this Agreement and the Other Agreements have been prepared by Tonkon Torp LLP on behalf of, and as counsel for, LaSalle. Borrower further acknowledges that it has had a full and adequate opportunity to have this Agreement reviewed by other attorneys of its choosing and by all such other professionals of its choosing as Borrower has deemed appropriate.

         UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LASALLE AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LASALLE TO BE ENFORCEABLE.


                                   ACCOM, INC.



                                   By:      /s/ Junaid Sheikh
                                      -----------------------------------------

                                   Title:   CEO
                                           ------------------------------------


                                   LASALLE BUSINESS CREDIT, INC.



                                   By:     /s/ Robert Alexander
                                      -----------------------------------------

                                   Title:  V.P.
                                           ------------------------------------

                             STOCK PLEDGE AGREEMENT


                  THIS STOCK PLEDGE AGREEMENT, dated as of December 10, 1998, is made by ACCOM, INC., a corporation organized under the laws of the state of Delaware ("Pledgor"), in favor of LASALLE BUSINESS CREDIT, INC., a corporation organized under the laws of the state of Delaware ("Lender").

                                    RECITALS

                  A. Lender has entered into, or is preparing to enter into, a Loan and Security Agreement with Pledgor. Such Loan and Security Agreement, as it now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, is referred to herein as the "Loan Agreement." Capitalized terms not otherwise defined herein shall have the meanings provided in the Loan Agreement.

                  B. As a condition to the making of Loans and the provision of other financial accommodations pursuant to the Loan Agreement and Other Agreements, Lender requires that Pledgor pledge and grant to Lender a first priority security interest in all of the capital stock of Accom Virtual Studio, Inc., a Delaware corporation ("AVS"), Accom Europe, Ltd., a United Kingdom corporation, Accom International, Inc., a Barbados corporation, Accom Virtual Studio GmbH, a German corporation ("AVS GmbH"), ELSET Electronic-Set GmbH, a German corporation, which is owned by AVS and AVS GmbH, Accom Poland, s.p.z.o.o., a Polish corporation, which is owned by AVS (collectively, the "Subsidiaries").

                                    AGREEMENT

                  Therefore, for valuable consideration, receipt and sufficiency of which are acknowledged, Pledgor and Lender have agreed as follows:

                  1. Pledge. To secure payment and performance of the Liabilities described in Section 2 below, Pledgor hereby irrevocably and unconditionally pledges, assigns, hypothecates and transfers to Lender, and grants to Lender a first and prior pledge and security interest in (a) all shares of capital stock of each and every one of the Subsidiaries now or hereafter owned beneficially or of record by Pledgor, including but not limited to the shares described in Exhibit A attached hereto, (b) all proceeds thereof, and (c) all distributions, dividends, increases and profits received therefrom (collectively, the "Collateral").

                  2. Liabilities Secured. The Collateral shall secure payment and performance of the following (collectively, the "Liabilities"):

                           a. All  Revolving  Loans and all  other  obligations,
         liabilities and indebtedness of every kind, nature and description owing by Pledgor to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under the Loan Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to Pledgor under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender; and

                           b. All costs incurred by Lender to enforce this Agreement, the Loan Agreement and the Other Agreements, and the pledge and security interest granted hereby, to collect the Liabilities, and to maintain, preserve, collect and enforce the Collateral, including without limitation taxes, assessments, attorneys' fees, and expenses of sale.

                  3. Representations and Warranties. Pledgor represents and warrants that (a) it is the sole legal and beneficial owner of the Collateral;
(b) it has full power, authority and legal right to execute, deliver and perform this Agreement; (c) the shares of stock pledged hereunder are duly authorized, validly issued, fully paid and nonassessable; and (d) the pledge, assignment and delivery of the Collateral create a valid first and prior perfected security interest in the Collateral, and no other security agreement covering the Collateral, or any part thereof, has been made, and no pledge or security interest, other than the one herein created, has attached or been perfected in the Collateral or in any part thereof. The delivery at any time by Pledgor to Lender of Collateral shall constitute a representation and warranty by Pledgor under this Agreement that, with respect to such Collateral, and each item thereof, Pledgor is the sole legal and beneficial owner of the Collateral, and that the matters warranted in this paragraph are then true and correct.

                  4.  Covenants.

                           a. Affirmative Covenants. Pledgor covenants and agrees (i) promptly to deliver to Lender all instruments, certificates, documents or agreements evidencing any of the Collateral, together with executed stock powers or assignments in form acceptable to Lender with respect to all shares of capital stock included in the Collateral; (ii) from time to time promptly to execute and deliver to Lender all such other assignments, certificates, supplemental writings and financing statements, and do all other acts or things, as Lender may request in order more fully to evidence and perfect the security interest and pledge herein created or to effect the purposes of this Agreement;
         (iii) promptly to furnish Lender with any information or writings which Lender may request concerning the Collateral; (iv) to allow Lender to inspect all records of Pledgor relating to the Collateral, and to make and take away copies of such records, at Pledgor's expense, at such reasonable times and as often as may be reasonably requested by Lender;
         (v) promptly to notify Lender of any change in any fact or circumstances warranted or represented by Pledgor in this Agreement or in any other writings furnished by or on behalf of Pledgor to Lender in connection with the Collateral; and (vi) promptly to notify Lender of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or Lender's interest therein, and, at the request of Lender, to appear in and defend, at Pledgor's expense, any such action or proceeding.

                           b. Negative  Covenants.  Pledgor covenants and agrees
         that Pledgor will not (i) sell, assign or transfer any of Pledgor's rights in the Collateral; (ii) create any other security interest or pledge in, mortgage on, or otherwise encumber the Collateral or any part thereof, or permit the same to be or become subject to any lien, attachment, execution, sequestration, other legal or equitable process, or any encumbrance of any kind or character; or (iii) cause, permit, or suffer to be taken any action that would cause Pledgor to own less than 100 percent of the outstanding capital stock of any of the Subsidiaries.

                  5. Rights to Dividends and Distributions. With respect to such instruments which are stock certificates, bonds or other securities, Lender may demand of the corporate obligor issuing the same, and may receive and receipt for, any and all stock dividends and other distributions (other than cash dividends) payable in respect thereof, whether ordinary or extraordinary. Lender shall have the authority, following an Event of Default and without notice to Pledgor, to have such certificates, bonds or other securities registered either in Lender's name or in the name of a nominee. If, while this Agreement is in effect, Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, as a conversion of or in exchange for any of the Collateral, or otherwise, Pledgor agrees to accept the same as Lender's agent and to hold the same in trust on behalf of and for the benefit of Lender, and to deliver the same forthwith to Lender in the exact form received, with appropriate undated stock powers, duly executed in blank, to be held by Lender, subject to the terms hereof, as additional Collateral for the Liabilities. Until an Event of Default shall have occurred, Pledgor shall be entitled to receive all cash dividends paid in respect of the Collateral. After the occurrence of an Event of Default, Lender shall be entitled to all cash dividends, and to any sums paid upon or in respect of the Collateral upon the liquidation, dissolution or reorganization of the issuer thereof which shall be paid to Lender to be held by it as additional Collateral for the Liabilities. In case any distribution shall be made on or in respect of the Collateral pursuant to the reorganization, liquidation or dissolution of the issuer thereof, the property so distributed shall be delivered to Lender to be held by it as additional Collateral for the Liabilities. After an Event of Default, all sums of money and property so paid or distributed in respect of the Collateral which are received by Pledgor shall, until paid or delivered to Lender, be held by Pledgor in trust as additional Collateral for the Liabilities.

                  6. Preservation of Collateral. Lender shall not have any duty to fix or preserve rights against prior parties to the Collateral, nor be liable for any delay in the collection of, or failure to use diligence to collect on, the Liabilities or any amount payable in respect of the Collateral.

                  7. Performance by Lender. Should Pledgor fail to perform any covenant, duty or agreement of Pledgor in accordance with the terms of this Agreement, Lender may, but shall not be obligated to, perform or attempt to perform such covenant, duty or agreement on behalf of Pledgor, and any amount expended by Lender in such performance or attempted performance shall become a part of the Liabilities, shall be payable upon demand and shall bear interest at a per annum rate equal to the highest rate payable under the Loan Agreement.

                  8. Voting Rights. It is expressly understood and agreed that Pledgor shall retain all voting rights with respect to the Collateral until the occurrence of an Event of Default, at which time such voting rights shall transfer to Lender, at its sole discretion; provided, however, that no voting or corporate rights shall be exercised, vote cast, or consent, waiver or ratification given or action taken by Pledgor that would impair the Collateral or be inconsistent with or violate any provision of this Agreement or any Other Agreements.

                  9. Power of Attorney. PLEDGOR HEREBY IRREVOCABLY GRANTS TO LENDER PLEDGOR'S PROXY (EXERCISABLE FROM AND AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT WHICH IS CONTINUING) TO VOTE ANY COLLATERAL AND APPOINTS LENDER PLEDGOR'S ATTORNEY-IN-FACT WITH POWER OF SUBSTITUTION TO PERFORM ALL LIABILITIES OF PLEDGOR UNDER THIS AGREEMENT AND TO EXERCISE ALL OF LENDER'S RIGHTS HEREUNDER. THE PROXY AND POWER OF ATTORNEY HEREIN GRANTED (INCLUDING ANY
EVIDENCED BY A SEPARATE WRITING) ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO FINAL PAYMENT IN FULL OF THE LIABILITIES.

                  10. Rights and Remedies. Upon the occurrence of an Event of Default, in addition to any and all other rights and remedies which Lender may then have hereunder, under any Other Agreements, under applicable law or otherwise, Lender at its option may, subject to any limitation or restriction imposed by any applicable bankruptcy, insolvency or other law relating to the relief of debtors, (a) obtain from any Person information regarding Pledgor, any issuer of the Collateral, or any of their businesses, which information any such Person may furnish without liability to Pledgor; (b) require Pledgor to give possession or control of any of the Collateral to Lender; (c) take control of funds generated by the Collateral and any other proceeds and exercise all other rights which an owner of such Collateral may exercise; (d) declare the entire unpaid balance of principal and interest of the Liabilities immediately due and payable, without notice, demand or presentment, which are hereby expressly waived; (e) reduce its claim to judgment, foreclose or otherwise enforce its security interest in all or any part of the Collateral by any available judicial procedure; (f) after notification, if any, provided for in this Agreement or any Other Agreements, sell or otherwise dispose of, at the office of Lender, or at such other location as Lender may select, all or any part of the Collateral, and any such sale or other disposition shall be in accordance with applicable law, and may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Lender's power of sale, but sales may be made from time to time until all of the Collateral has been sold or until the Liabilities have been paid in full), and at any such sale it shall not be necessary to exhibit the Collateral; (g) at its discretion, retain the Collateral in satisfaction of the Liabilities whenever the circumstances are such that Lender is entitled to do so under applicable law; (h) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part hereof, and Pledgor hereby consents to any appointment; (i) buy the Collateral at any public sale; and (j) buy the Collateral at any private sale, subject to any restrictions imposed by applicable law. Pledgor agrees that, if notice is required to be given by applicable law, 20 days' advance written notice shall constitute reasonable notice. Lender shall apply the proceeds of any collection, sale, disposition or other realization upon any Collateral as follows:

                           First,  to the  payment of the costs and  expenses of
                  such collection, sale, disposition, or other realization, including reasonable out-of-pocket costs and expenses of Lender and the fees and expenses of its agents and counsel;

                           Next, to the payment of the Liabilities; and

                           Finally, to the payment to Pledgor, or its successors
                  or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

If the proceeds of collection, sale, disposition, or other realization are insufficient to cover the costs and expenses of such realization and the payment in full of the Liabilities, Pledgor shall be liable for any deficiency.

                  11.      Securities Laws; Transfer.

                           a. Immediately upon the occurrence of a Event of Default, Pledgor hereby grants to Lender the right to have the Collateral, or any portion thereof, registered and sold under the Securities Act of 1933, as amended ("Securities Act"), or under any applicable state blue sky laws. If Lender shall determine to exercise its right to sell any or all of the Collateral pursuant to the terms hereof, and if in the reasonable opinion of Lender it is necessary or advisable to have the Collateral (or that portion thereof to be sold) registered under the provisions of the Securities Act, Pledgor will cause the issuer of the Collateral to execute and deliver, and cause the directors and officers thereof to execute and deliver all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the opinion of Lender advisable, to register such Collateral under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Collateral, or that portion thereof to be sold, and to make all amendments thereto and/or to the related prospectus which, in the opinion of Lender, are necessary or advisable, all in conformity with the requirements of applicable law. Pledgor shall be liable for any costs and expenses incurred in connection with the registration of the Collateral pursuant to this paragraph (a). Pledgor agrees to cause the issuer of the Collateral to comply with the provisions of the securities or "blue sky" laws of any jurisdiction which Lender shall designate and to cause the issuer of the Collateral to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act.

                           b. Pledgor recognizes that Lender may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale conducted in the manner described herein may result in prices and other terms less favorable to the seller than if such sale were a public sale. Lender shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of the Collateral to register such Collateral for public sale under the Securities Act, or under applicable state securities laws, even if the issuer of the Collateral would agree to do so.

                           c. Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make any sales of any portion or all of the Collateral pursuant to paragraphs (a) and (b) of this Section valid and binding and in compliance with any and all applicable laws (including, without limitation, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission applicable thereto), regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales. Pledgor further agrees that a breach of any of the covenants contained in this section will cause irreparable injury to Lender and that Lender may not have an adequate remedy at law in respect of such breach. As a consequence, Pledgor agrees that each and every covenant contained in this section shall be specifically enforceable against Pledgor. Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

                           d. Pledgor agrees (i) that in the event Lender shall, upon any Event of Default, sell the Collateral or any portion thereof, at a private sale or sales, Lender shall have the right to rely upon the advice and opinion of a member of a nationally recognized investment banking firm acceptable to Lender, as to the best price reasonably obtainable upon such a private sale thereof, and (ii) in the absence of fraud, willful misconduct and gross negligence, that such reliance shall be conclusive evidence that Lender handled such matter in a commercially reasonable manner under the Uniform Commercial Code.

                  12. Notice. Notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Pledgor and to any other Person entitled under applicable law to notice.

                  13. Lender's Duties. The powers conferred on Lender hereunder are solely to protect its interest in the Collateral and Lender shall not have any duty to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, Lender shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral, whether or not Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Lender accords its own property. Except as set forth herein, Lender shall not have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto. Nothing contained in this Agreement shall be construed as requiring or obligating Lender, and Lender shall not be required or obligated, (a) to present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or
(b) to notify Pledgor of any decline in the value of any Collateral.

                  14. Cumulative Rights. All rights and remedies of Lender hereunder are cumulative of each other and of every other right or remedy which Lender may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the pledge and security interest herein granted or the collection of the Liabilities, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                  15. Waiver. Should any part of the Liabilities be payable in installments, the acceptance at any time and from time to time of partial payment of the aggregate amount of all installments then matured shall not be deemed a waiver of any Event of Default then existing. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other subsequent Event of Default, nor shall any such waiver by Lender be deemed to be a continuing waiver. No delay or omission by Lender in exercising any right or power hereunder, or under any Other Agreements, shall impair any such right or power or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or power preclude other or further exercise thereof, or the exercise of any other right or power of Lender hereunder or under such other writings.

                  16. Interest: Limitation of Law. No provision herein or in any Other Agreements shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law. If, in any contingency whatsoever, Lender shall receive anything of value from Pledgor deemed interest under applicable law which would exceed the maximum amount of interest permissible under applicable law, the pertinent provisions of the Loan Agreement shall govern.

                  17. Parties Bound. This Agreement shall be binding on Pledgor and its successors and assigns, and shall inure to the benefit of Lender, and its successors and assigns; provided, however, that Pledgor may not assign its rights or delegate its Liabilities hereunder without the prior written consent of Lender. The rights, powers and interests held by Lender hereunder may be transferred and assigned by Lender, in whole or in part, at such time and upon such terms as permitted by the Loan Agreement.

                  18. Notice. Except as otherwise provided herein, notice shall be deemed effective if sent by certified mail, return receipt requested, postage prepaid, or by a reputable commercial overnight delivery service, to the address of Pledgor given on the signature page below.

                  19. Waivers by Pledgor. Pledgor waives all rights of appraisal or valuation and waives any requirement that Lender exhaust any right or take any action against any other Person or any collateral or pursue any other remedy in Lender's power whatsoever before exercising its rights under this Agreement.

                  20. Modifications. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by Lender.

                  21. Pledge Absolute. The pledge, assignment and security interest granted pursuant to this Agreement shall be absolute and unconditional irrespective of, and shall not be impaired, modified or otherwise affected by:

                           a. the taking or accepting of any other security or guaranty for any or all of the Liabilities;

                           b. any increase, reduction or payment at any time or from time to time of any part of the Liabilities;

                           c. any lack of validity or enforceability of the Loan Agreement or any of the Other Agreements or other agreement or instrument relating thereto, including but not limited to the unenforceability of all or any part of the Liabilities by reason of the fact that (i) the Liabilities, and/or the interest paid or payable with respect thereto, exceeds the amount permitted by applicable law, (ii) the act of creating the Liabilities, or any part thereof, is ultra vires, (iii) the officers creating same acted in excess of their authority, or (iv) for any other reason;

                           d. any lack of corporate power of Pledgor or any other Person at any time liable for the payment of any or all of the Liabilities;

                           e. any insolvency, bankruptcy, reorganization, receivership or other proceeding under any applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, or similar laws from time to time in effect affecting the rights of creditors generally (collectively, "Debtor Relief Laws") involving Pledgor or the issuer of any of the Collateral;

                           f. any renewal, compromise, extension, acceleration or other change in the time, manner or place of payment of, or in any other term of, all or any of the Liabilities; any adjustment, indulgence, forbearance, or compromise that may be granted or given by Lender to Pledgor, or any Person at any time liable for the payment of any or all of the Liabilities; or any other modification, amendment, or waiver of or any consent to departure from the Loan Agreement, or any of the Other Agreements and any other agreement or instrument relating thereto;

                           g. any exchange, release, sale, subordination, or non-perfection of any collateral or any lack of validity or enforceability or change in priority, destruction, reduction, or loss or impairment of value of any collateral;

                           h. any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Liabilities;

                           i. the failure by Lender to make any demand upon or to bring any legal, equitable, or other action against Pledgor or any other Person, or the failure or delay by Lender to, or the manner in which Lender shall, proceed to exhaust rights against any direct or indirect security for the Liabilities;

                           j. any failure of Lender to notify Pledgor of any renewal, extension, or assignment of the Liabilities or any part thereof, or the release of any security, or of any other action taken or refrained from being taken by any Lender; or

                           k. any payment by Pledgor to Lender is held to constitute a preference under any Debtor Relief Law or if for any other reason Lender is required to refund such payment or pay the amount thereof to another Person.

                  22. Governing Law. The validity, interpretation and enforcement of this Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Oregon (without giving effect to principles of conflicts of law).

                  23. Jurisdiction. Pledgor and Lender irrevocably consent and submit to the jurisdiction of the Circuit Courts of the State of Oregon for Multnomah County and Clackamas County and the United States District Court for the District of Oregon and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Pledgor or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Pledgor or its property).

                  24. Service. Pledgor hereby waives personal service of any and all process and consents that all such service of process may be made by certified mail (return receipt requested) directed to Pledgor's address set forth on the signature page hereof, and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Pledgor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Pledgor shall appear in answer to such process, failing which Pledgor shall be deemed in default and judgment may be entered by Lender against Pledgor for the amount of the claim and other relief requested.

                  25. Jury Trial Waiver. PLEDGOR AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. PLEDGOR AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT PLEDGOR OR LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  26. Limitation of Liability. Lender shall not have any liability to Pledgor (whether in tort, contract, equity or otherwise), for losses suffered by Pledgor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses resulted solely from acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

                  27. Entire Agreement. THIS AGREEMENT, TOGETHER WITH THE OTHER AGREEMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

                         (Signatures on following page.)

                  IN WITNESS WHEREOF, Pledgor and Lender have executed this Pledge Agreement as of the date first above written.

                                  ACCOM, INC.


                                  By: /s/ Junaid Sheikh
                                     ----------------------------------

                                  Title: CEO
                                        -------------------------------

                                  Address of Pledgor:

                                  1490 O'Brien Drive
                                  Menlo Park, CA 94025


                                  LASALLE BUSINESS CREDIT, INC.


                                  By: /s/ Robert Alexander
                                     ----------------------------------

                                  Title: V.P.
                                        -------------------------------

                                  Address of Lender:

                                  One Centerpointe Drive, Suite 100
                                  Portland, OR 97035

                            REVOLVING PROMISSORY NOTE


Amount $7,500,000                                              December 10, 1998


                  FOR VALUE RECEIVED, the Undersigned (jointly and severally, if more than one) promises to pay to the order of LASALLE BUSINESS CREDIT, INC. (hereinafter, together with any holder hereof, called "LaSalle"), at the main office of the LaSalle, the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000) plus the aggregate unpaid principal amount of all advances made by LaSalle to the Undersigned pursuant to and in accordance with Paragraph 2 of the Loan Agreement (as hereinafter defined) in excess of such amount, or, if less, the aggregate unpaid principal amount of all advances made by LaSalle to the Undersigned pursuant to and in accordance with Paragraph 2 of the Loan Agreement. The Undersigned further promise(s) to pay interest on the outstanding principal amount hereof on the dates and at the rates provided in the Loan Agreement from the date hereof until payment in full hereof.

                  This Revolving Promissory Note is referred to in and was delivered pursuant to that certain Loan and Security Agreement, as it may be amended from time to time, together with all exhibits thereto, dated December 10, 1998, between LaSalle and the Undersigned (the "Loan Agreement"). All terms which are capitalized and used herein and (which are not otherwise defined herein) shall have the meanings ascribed to such terms in the Loan Agreement.

                  Prior to maturity, principal hereunder shall be payable pursuant to the terms of the Loan Agreement. This Note shall immediately mature, and the full remaining balance hereof shall become immediately due and payable without demand, upon the earlier of the expiration or termination of the Loan Agreement or the acceleration of the liabilities of the Undersigned pursuant to terms of the Loan Agreement.

                  The Undersigned hereby authorize(s) LaSalle to charge any account of the Undersigned for all sums due hereunder. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Oregon, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate specified during such extension. Credit shall be given for payments made in the manner and at the times provided in the Loan Agreement. It is the intent of the parties that the rate of interest and other charges to the Undersigned under this Note shall be lawful; therefore, if for any reason the interest or other charges payable hereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit which LaSalle may lawfully charge the Undersigned, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to the Undersigned.

                  Principal of this Note may only be prepaid if the Undersigned pays a prepayment fee as provided in the Loan Agreement.

                  The Undersigned waive(s) the benefit of any law that would otherwise restrict or limit LaSalle in the exercise of its right, which is hereby acknowledged, to set-off against the Liabilities, without notice and at any time hereafter, any indebtedness matured or unmatured owing from LaSalle to the Undersigned. The Undersigned waive(s) every defense, counterclaim or setoff which the Undersigned may now have or hereafter may have to any action by LaSalle in enforcing this Note and/or any of the other Liabilities, or in enforcing LaSalle's rights in the Collateral and ratifies and confirms whatever LaSalle may do pursuant to the terms hereof and of the Loan Agreement and with respect to the Collateral and agrees that LaSalle shall not be liable for any error or omission unless caused by or resulting from the willful misconduct or gross negligence of LaSalle.

                  The Undersigned, any other party liable with respect to the Liabilities and any and all endorsers and accommodation parties, and each one of them, if more than one, waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of LaSalle's rights hereunder.

                  THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF OREGON AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, and shall be binding upon the Undersigned and the Undersigned's successors and assigns. If this Note contains any blanks when executed by the Undersigned, LaSalle is hereby authorized, without notice to the Undersigned, to complete any such blanks according to the terms upon which the loan or loans were granted. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Note. If more than one party shall execute this Note, the term "Undersigned" as used herein shall mean all parties signing this Note, and each one of them, and all such parties, their respective successors and assigns, shall be jointly and severally obligated hereunder.

                  To induce LaSalle to make the loan evidenced by this Note, the Undersigned (i) irrevocably agree(s) that, subject to LaSalle's sole and absolute election, all actions arising directly or indirectly as a result or in consequence of this Note or any other agreement with LaSalle, or the Collateral, shall be instituted and litigated only in courts having situs in Clackamas or Multnomah County, Oregon, (ii) hereby consent(s) to the exclusive jurisdiction and venue of any State or Federal Court located and having its situs in said counties, and (iii) waive(s) any objection based on forum non-conveniens. IN
ADDITION, THE UNDERSIGNED HEREBY WAIVE(S) TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS NOTE, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY THE UNDERSIGNED OR LASALLE OR WHICH IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN THE

UNDERSIGNED AND LASALLE, waive(s) personal service of any and all process, and consent(s) that all such service of process may be made by certified mail, return receipt requested, directed to the Undersigned at the address indicated in LaSalle's records; and service so made shall be complete five (5) days after the same has been deposited in the U.S. mails as aforesaid.

                  As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction and in particular the word "Undersigned" shall be so construed.

                  IN WITNESS WHEREOF, each of the Undersigned, if more than one, has executed this Note on the date above set forth.

                                   ACCOM, INC.


                                   By:      /s/ Junaid Sheikh
                                       ----------------------------------------

                                   Title:   CEO
                                           ------------------------------------


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